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                                                                    Exhibit 23.1


                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS



The Board of Directors
SonoSite, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-51820, 333-82739, 333-49401 and 333-74833) on Form S-8 of SonoSite, Inc. of
our report dated February 7, 2001, relating to the balance sheets of SonoSite, Inc. as of December 31, 2000 and 1999, and the related statements of operations, cash flows and shareholder's equity and comprehensive loss for each of the years in the three-year period ended December 31, 2000 and the related financial statement schedule, which report appears in the December 31, 2000 annual report on Form 10-K of SonoSite, Inc.



KPMG LLP
Seattle, Washington
March 28, 2001